Exhibit (a)(ii)

THE ENTERPRISE GROUP OF FUNDS, INC.

ARTICLES OF AMENDMENT

The Enterprise Group of Funds, Inc., a Maryland corporation (the “Corporation”), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

FIRST: On September 3, 2005, the Board of Directors of the Corporation (“Board”), under authority contained in the Corporation’s Articles of Incorporation, has:

(a) changed the name of the Series of Common Stock of the Corporation heretofore known as “Growth Fund” to “AXA Enterprise Growth Fund;” and

(b) changed the name of the Series of Common Stock of the Corporation heretofore known as “Mergers and Acquisitions Fund” to “AXA Enterprise Mergers and Acquisitions Fund.”

SECOND: The preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption of shares of Common Stock renamed by these Articles of Amendment are unchanged by the actions described herein.

THIRD: The foregoing amendments were approved by a majority of the entire Board and are limited to changes expressly permitted by Section 2-605(a)(2) of the Maryland General Corporate Law to be made without action by the stockholders.

FOURTH: The Corporation is registered as an open-end investment company under the Investment Company Act of 1940, as amended.

FIFTH: The undersigned acknowledges these Articles of Amendment to be the corporate act of the Corporation and, as to all matters or facts required to be verified under oath, the undersigned acknowledges that to the best of his or her knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties of perjury.

IN WITNESS WHEREOF, the Corporation has caused these Articles of Amendment to be executed in its name and on its behalf by the undersigned this [13th day of December 2005].

ATTEST:		THE ENTERPRISE GROUP OF FUNDS, INC.

By:	/s/ Patricia Louie	By:	/s/ Kenneth T. Kozlowski
	Patricia Louie		Kenneth T. Kozlowski
	Vice President and Secretary		Chief Financial Officer and Treasurer